Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-146960, 333-142230, and 333-155631 on Form S-3 of our report dated August 14, 2009, relating to the consolidated financial statements of National Rural Utilities Cooperative Finance Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of National Rural Utilities Cooperative Finance Corporation and subsidiaries for the year ended May 31, 2009.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
August 14, 2009